UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 30, 2001

GB&T BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File No:          000-24203

Georgia	58-2400756
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia  30501
(Address of principal executive offices)

(770) 532-1212
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2001, GB&T Bancshares, Inc., Gainesville, Georgia (the “Company”) consummated the previously announced acquisition Community Trust Financial Services Corporation, Hiram, Georgia, a Georgia corporation (“Community Trust”), pursuant to the Agreement and Plan of Reorganization dated March 16, 2001 (the “Agreement”) between the Company and Community Trust. The consideration consisted of 1,890,951 shares of the Company’s common stock, par value $5.00 per share, in return for all of the issued and outstanding capital stock of Community Trust. The consideration was determined by negotiation among the parties. The transaction was accounted for as a pooling of interests.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(a)	The financial statements of the Company required to be reported as a result of the transaction described in Item 2 have not been completed as of the date of this report and will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.
(b)	The pro forma financial information required to be reported as a result of the transaction described in Item 2 have not been completed as of the date of this report, and will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.
(c)	Exhibits

2.1(a)  Agreement and Plan of Reorganization dated March 16, 2001, between GB&T Bancshares, Inc. and Community Trust Financial Services Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Proxy Statement/Prospectus on Form S-4 filed on April 25, 2001, as amended).

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GB&T BANCSHARES, INC.

By: /s/ Gregory L. Hamby Gregory L. Hamby Chief Financial Officer

Dated:  July 2, 2001